                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-04489) of Sola International Inc. of our report dated June 18, 2002, relating to the financial statements and schedules of the SOLA 401(k) Savings Plan (formerly the Sola Optical 401(k) Savings Plan) included in this Annual Report on Form 11-K.


By  /s/ Mohler, Nixon & Williams
    -------------------------------
    MOHLER, NIXON & WILLIAMS
    Accountancy Corporation


Campbell, California
June 28, 2002